UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

September 8, 2008
Date of Report (date of Earliest Event Reported)

CHINA TEL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		98-0489800
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

8105 Irvine Center Drive, Suite 800, Irvine, CA 92618
 (Address of principal executive offices and zip code)

(949) 585-0222
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

In a press release dated September 8, 2008, ChinaTel Group, Inc. (the “Company”) announced the signing of a non-binding letter of intent with Bamboo MediaCasting Inc. (“Bamboo”) to acquire Bamboo. Bamboo is incorporated in Delaware, however its research & development facility is in Israel.  The letter of intent provides for the Company to acquire Bamboo through a stock purchase transaction, which is subject to satisfactory completion of a due diligence review which is currently underway by the Company. There can be no assurance that any definitive agreement will be entered into, that any proposed transaction will be approved by Bamboo or that any transaction will be completed as a result of the execution of the letter of intent.

Bamboo provides proprietary solutions and support services for mobile content delivery and is the leading provider of scheduled, push delivery of subscription content to mobile customers.  One of Bamboo’s technology is the SilverStripe solution which is a complete end-to-end mobile media solution enabling network operators, service providers and content providers to deliver their customers an effortless, dynamic mobile entertainment experience. Delivering regularly refreshed, full track, rich-media content through self-selected channels, SilverStripe can add highly-targeted advertising pushed to the subscriber’s phone and stored on its memory. Subscribers can enjoy convenient access, independent of network availability.

In a press release dated September 11, 2008, the Company announced plans to participate in an upcoming auction to bid for wireless 2.5GHz spectrum licensing in the country of Peru.  The Company is aiming to be at the forefront of WiMAX deployment in Peru.  If the Company is a successful bidder, the Company will have the capabilities of becoming a catalyst of change for the new generation of Internet applications and users in Peru.

           In a press release dated September 15, 2008, the Company’s subsidiary, ChinaTel Argentina S.A., announced its plans to participate in an upcoming auction to bid for wireless 3.5GHz spectrum licenses for the country of Argentina.  On September 11, 2008 ChinaTel Argentina S.A. filed paperwork with the National Communications Commission of Argentina requesting inclusion in the bid process for spectrum licenses for each of the following 15 cities: Bahía Blanca, La Plata, Mar del Plata, Moreno, Pilar, Comodoro Rivadavia, Córdoba, Corrientes, Mendoza, Neuquén, Rosario, Santa Fe, San Juan, San Luis, San Miguel de Tucumán.  The Company, if a successful bidder, will have the capabilities of becoming a catalyst of change for the new generation of Internet applications and users in Argentina.

The preceding corporate events are part of the Company’s worldwide strategy to market multimedia content solutions to its telecommunications projects and partners around the globe. This move is part of the Company’s worldwide strategic plan to acquire and/or operate WiMAX networks in key markets throughout the world.

Item 9.01        Exhibits

99.1	Press Release dated September 8, 2008

99.2	Press Release dated September 11, 2008

99.3	Press Release dated September 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINATEL GROUP, INC.

Date: September 15, 2008	By:	/s/ George Alvarez
Name: George Alvarez
Title: CEO